Exhibit 99.1

Astra Optimizes Workforce to Support Sustainable Long-Term Business Plan

ALAMEDA, California — August 4, 2023 — Astra Space, Inc. (“Astra”) (NASDAQ: ASTR) today announced a strategic reallocation of its workforce from its Launch Services organization to its Astra Spacecraft EnginesTM business to support its growing customer base and order backlog of its spacecraft engines.

Astra last announced 278 cumulative committed orders of the Astra Spacecraft Engine™through March 30, 2023, representing approximately $77 million of contract value. A substantial majority of these orders are expected to be delivered through the end of 2024.

In support of the Astra Spacecraft EngineTM business, Astra has reallocated approximately 50 engineering and manufacturing personnel from Launch Services to Space Products. This reallocation includes a combination of permanent reassignments and temporary assignments to support customer programs and increasing production and test capacity through the end of the year.

“We are intensely focused on delivering on our commitments to our customers, which includes ensuring we have sufficient resources and an adequate financial runway to execute on our near-term opportunities,” said Chris Kemp, Founder, Chairman and CEO.

In addition to this reallocation, Astra has also reduced its overall workforce by approximately 25% since the beginning of the quarter, including a reduction of approximately 70 employees that was announced on August 4, 2023. The affected employees primarily supported the Company’s launch, SG&A, and shared services functions.

“I am grateful for the sacrifices that the employees impacted by this decision have made, and we are deeply committed to treating all impacted employees with the utmost care and respect during this transition,” continued Kemp.

Astra’s Launch Services organization remains focused on completing milestones for several launch customer contracts while continuing development of Rocket 4 and Launch System 2.0. The reduction and reallocation of Launch Services resources is expected to delay the timing of the Company’s test launches and paid commercial launches.

As discussed on our previous earnings call, Astra continues to make significant reductions to its operating expenses. Cumulative reductions in workforce are expected to result in over $4m of quarterly cost savings beginning in Q4 2023, which when combined with ongoing reductions in Capex and Opex, are expected to result in substantial reductions to cash burn over the next few quarters.

The Company remains focused on thoughtfully pursuing opportunities to raise additional capital. Given the strength of our Astra Spacecraft EngineTM business, the Company has engaged PJT Partners, a global, advisory-focused investment bank, to act as the Company’s financial advisor in connection with future financing activities and to explore potential strategic investments in the Astra Spacecraft EngineTMbusiness to strengthen Astra’s balance sheet.

Business Update

As part of this announcement, Astra is also providing the following preliminary estimates of certain unaudited financial results for the three months ended June 30, 2023, in order to support our continuing discussions with lenders and other potential financing sources. The data presented below has been prepared by and is the responsibility of the Company management. It is preliminary and unaudited, based on our estimates, and subject to further internal review by its management and compilation of actual results. The Company’s independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data presented below. Accordingly, the Company’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect to this preliminary financial data. Ranges have been provided, rather than specific amounts, for the preliminary data because financial closing procedures for the three months ended June 30, 2023 are not yet complete.

For the three months ended June 30, 2023, we expect:

•
Revenues to be between $0.5 million to $1.0 million,
•
GAAP net loss to be between $13.0 million and $15.0 million,
•
adjusted EBITDA loss* to be between $32.1 million and $34.1 million,
•
basic shares outstanding to be between 271 million and 273 million shares,
•
capital expenditures to be between $2.9 million and $3.9 million, and
•
cash, cash equivalents and marketable securities to be between $26.0 million and $26.5 million.

The preliminary estimates provided for adjusted EBITDA loss, basic shares outstanding, and capital expenditures are in line with the original guidance provided at the Q1 2023 earnings call on May 15, 2023.

The preliminary estimate of cash, cash equivalents and marketable securities guidance is lower than the range initially provided at the Q1 2023 earnings call on May 15, 2023 primarily due to delays in collecting on government receivables of approximately $2.9 million and a delay in the Company’s receipt of cash proceeds from the employee retention tax credit of approximately $2.1 million. Had these two items been collected in Q2 2023, we believe, based on our current views, that Astra’s cash, cash equivalents and marketable securities would have been within the guidance provided on that earnings call.

Adjusted EBITDA loss is a non-GAAP financial measure. Please see our current report on Form 8-K filed August 4, 2023, with the SEC for more information on our use of Adjusted EBITDA loss and for a reconciliation of our preliminary estimated range of Adjusted EBITDA loss for the three months ended June 30, 2023 to its most comparable GAAP measure.

Litigation Update

The Company also announced a development in its securities litigation. On August 2, 2023, the Company received an order granting its motion to dismiss in the action before the U.S. federal district court for the Northern District of California, captioned: In Re Astra Space Inc. f/k/a Holicity Inc. Securities Litigation. The plaintiffs’ complaint alleged that the Company and several of its current and former officers and directors violated provisions of the Securities Exchange Act of 1934, as amended, with respect to certain statements concerning the Company’s projected launch cadence and payload capacity goals. The complaint sought unspecified damages on behalf of a purported class of purchasers of the Company’s securities between February 2, 2021 and December 29, 2021.The plaintiffs in this action have a period of 21 days to file an amended complaint.

About Astra

Astra’s mission is to improve life on Earth from space® by creating a healthier and more connected planet. Today, Astra offers one of the lowest cost-per-launch dedicated orbital launch services of any operational launch provider in the world. Astra delivered its first commercial launch to low Earth orbit in 2021, making it the fastest company in history to reach this milestone, just five years after it was founded in 2016. Astra (NASDAQ: ASTR) was the first space launch company to be publicly traded on Nasdaq.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S federal securities laws. Forward-looking statements herein relate to, among other things, the offering described herein. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include risks relating to the matters discussed in the Risk Factors section of Astra’s Annual Report on Form 10-K for the period ended December 31, 2022, filed with the Securities and Exchange Commission on March 30, 2023. Most of these factors are outside Astra’s control and are difficult to predict. The forward-looking statements included in this press release speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Astra assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments.

Investor Contact:

investors@astra.com

Media Contact:

press@astra.com